Exhibit 99.1

ZOMAX REPORTS SECOND QUARTER 2006 FINANCIAL RESULTS

MINNEAPOLIS, MN, August 9, 2006 - Zomax Incorporated (Nasdaq: ZOMX) today reported on operational progress and financial results for its second quarter ended June 30, 2006.

Recent Operational Highlights

•                  The Company achieved year-over-year improvement in several second quarter financial metrics:

•                  Reduced operating loss by 47% prior to restructuring costs, adjustments to the litigation reserve and SFAS 123R stock option expenses.

•                  Reduced SG&A expenses by 16% prior to SFAS 123R stock option expenses.

•                  Reduced fixed manufacturing expenses by 27%.

•                  Improved performance of Ireland subsidiary from an operating loss of $1.9 million before restructuring charges in the second quarter of 2005 to operating income of $0.3 million for the second quarter of 2006.

•                  Ended the quarter with $42 million in cash and no debt.

•                  Added two meaningful new customers from the consumer electronics and retail software industries as well as significant new programs with two existing customers.

•                  Closed on the previously announced Ireland joint venture and strategic sales and marketing agreement with MPO.

Revenues in the second quarter were $33 million, compared with $42.6 million reported in the second quarter of 2005. Operating loss for the second quarter of 2006 was $3.9 million, inclusive of $0.5 million of non-cash stock option expenses as required by the new accounting standard SFAS 123R, or an operating loss of $3.4 million excluding the aforementioned costs. Net loss for the second quarter of 2006 was $3.4 million or $0.11 per share inclusive of stock option expenses of $0.02 per share. In the second quarter of 2005, operating loss was $8.2 million or $6.4 million excluding restructuring charges of $2.2 million and excluding a $0.4 million benefit from the revaluation of the stock component of the litigation reserve.

Ireland Joint Venture Completed

Zomax recently announced that it closed on its joint venture with MPO International (MPO), a privately-held leader in the media manufacturing and services industry. Through the joint venture, the two companies have consolidated their separate media replication businesses, manufacturing operations and management teams into one entity. The new joint venture, Zomax/MPO Ireland Limited, officially began operations on August 1. As previously announced, this new joint venture does not include Zomax’ well-performing contact and program management center located in Santry, Ireland.

The newly-formed joint venture was created to profitably support the existing media manufacturing needs of both Zomax Limited’s and MPO Ireland’s clients. Under the new sales and marketing agreement, Zomax and MPO plan to pursue new growth opportunities in Europe. One of the strategic opportunities that the companies are pursuing is leveraging Zomax’ reputation as a best-in-class supply chain company and MPO’s European production and fulfillment capabilities to create new customer opportunities in the European IT market segment. The companies will also look to develop opportunities to utilize Zomax’ contact center operations and subscription management capabilities in Ireland for new revenue opportunities with MPO’s strong base of entertainment customers.

As a result of the closing of the joint venture, Zomax will exercise a lease exit right in its Clondalkin production facility and consolidate it into MPO’s existing production facility in the greater Dublin area. The closure of the Clondalkin facility will result in a cash restructuring charge of approximately $1.9 million for lease exit and facility transition costs that will be incurred over the balance of 2006. Of that amount, approximately $1.3 million is expected to be recorded in the third quarter of 2006.

About Zomax

Zomax helps companies more efficiently bring their products and content to market worldwide. Our comprehensive program management approach helps companies develop, manage and improve their rapidly changing product and program supply chains. Zomax’ solutions leverage a modular suite of supply chain services that include project management, data management, customer contact and e-commerce services, sourcing management, CD/DVD production, assembly and kitting services, JIT physical and electronic fulfillment and returns management. Founded in 1993, Zomax currently operates 8 facilities across the United States, Canada, Mexico and Ireland. For more information on Zomax, visit www.zomax.com or call 866-553-9393.

Use of Non-GAAP Financial Measures

The Company believes the presentation of operating and net loss information for the second quarter of 2006 excluding stock option expensing and for the second quarter of 2005 excluding restructuring charges and the benefit from a revaluation of the stock component of the litigation reserve is a useful presentation of information regarding the underlying business trends and performance of the Company’s ongoing operations and that period-over-period comparisons of such operations are meaningful. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similar measures presented by other companies.

Forward-Looking Statements

Certain statements contained in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate to our expectations of future performance and events including the anticipated profitability of the Ireland joint venture and our ability to execute on our plans for the Ireland joint venture related to integration and market opportunities. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward-looking statements. We caution that any forward-looking statements made by us in this release or in other announcements made by us are qualified by important factors that could cause actual results to differ materially from those in the forward-looking statements. These factors include, without limitation, the changes and volatility in the personal computer hardware and software industry, particularly with respect to the demand for CD and DVD media, from which a significant portion of our revenues are derived; macroeconomic factors that influence the demand for personal computer hardware and software and the resulting demand for our services; consolidation among our customers or competitors, which could cause disruption in our customer relationships or displacement of us as a services provider to one or more customers; our ability to make the proper strategic choices with respect to pursuing profitable growth in our business; our ability to successfully evolve the business toward becoming a supply chain program management company, particularly in light of the changes needed in our infrastructure, personnel, asset base and customer relationships; increased competition within our industry and increased pricing pressure from our customers; our dependence on relatively few customers for a majority of our revenues; fluctuations in our operating results from quarter-to-quarter, which are influenced by many factors outside of our control, including variations in the demand for particular services we offer or the content included in the products we produce for our customers; the volatility of polycarbonate prices; our ability to execute on the plans related to the Ireland joint venture; and other risks and uncertainties, including those identified an discussed in detail under the caption “risks and Uncertainties” in Item 1A of our 2005 Form 10-K. We undertake no obligation to update or revise any forward-looking statements we make in this release due to new information or future events. Investors are advised to consult any further disclosures we make on this subject in our filings with the Securities and Exchange Commission, especially on Forms 10-K, 10-Q and 8-K, in which we discuss in more detail various important factors that could cause actual results to differ from expected or historical results.

Company Contacts:	Investor/Media Contact:
Anthony Angelini	Douglas Sherk/Jennifer Beugelmans
President and CEO	CEO/Managing Director
Zomax Incorporated	EVC Group, Inc.
(763) 553-9300	(646) 277-8704

Dick Barnes	Media Contact:
EVP and CFO	Steve DiMattia, Managing Director
Zomax Incorporated	EVC Group, Inc.
(763) 553-9300	(646) 277-8706

ZOMAX INCORPORATED

Condensed Consolidated Statements of Operations (Unaudited)

(Amounts in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	July 1, 2005	2006	July 1, 2005
Revenue	$33,058	$42,585	$69,284	$84,766

Cost of revenue	28,272	39,269	61,822	79,654

Gross profit	4,786	3,316	7,462	5,112

Selling, general and administrative expenses	8,661	9,734	17,779	19,961
Restructuring Costs	—	2,179	874	2,409
Litigation reserve adjustment	—	(415)	—	(2,245)

Operating (loss) income	(3,875)	(8,182)	(11,191)	(15,013)

Other income, net	358	421	944	771

Earnings (loss) before income taxes	(3,517)	(7,761)	(10,247)	(14,242)

Income tax (benefit) expense	(98)	(2,082)	93	(4,415)

Net earnings (loss)	$(3,419)	$(5,679)	$(10,340)	$(9,827)

Earnings (loss) per share:

Basic	$(0.11)	$(0.17)	$(0.32)	$(0.30)

Diluted	$(0.11)	$(0.17)	$(0.32)	$(0.30)

Weighted average common shares outstanding:

Weighted average common shares outstanding	32,488	32,632	32,485	32,623

Dilutive effect of stock options	—	—	—	—

Weighted average common and diluted shares outstanding	32,488	32,632	32,485	32,623

ZOMAX INCORPORATED

Condensed Consolidated Balance Sheets (Unaudited)

(Amounts in thousands)

	June 30,	December
	2006	31, 2005
ASSETS:

Current Assets:

Cash and cash equivalents	$42,014	$45,250

Accounts receivable, net	21,775	26,823

Inventories, net	9,452	13,978

Other current assets	2,521	2,409

Total current assets	75,762	88,460

Property and equipment held for use, net	22,133	24,504

Available-for-sale securities	1,890	2,091

Other Long-Term Assets	117	117

	$99,902	$115,172

LIABILITIES AND SHAREHOLDERS’ EQUITY:

Current liabilities:

Accounts payable	8,765	14,709

Accrued expenses	10,053	11,538

Total current liabilities	18,818	26,247

Other long term liabilities	338	317

Total liabilities	19,156	26,564

Shareholders’ equity:

Common stock	63,252	62,248

Retained earnings	10,375	20,715

Accumulated other comprehensive income	7,119	5,645

Total shareholders’ equity	80,746	88,608

	$99,902	$115,172